UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 12, 2022

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of new CFO

On January 12, 2022, RGC Resources, Inc. ("Resources" or the "Company") announced the hiring of Jason Field, effective January 10, 2022. Mr. Field will be appointed, effective February 10, 2022, Vice President, Chief Financial Officer and Treasurer. Upon his appointment, Mr. Field will serve as the Company's principal financial officer and principal accounting officer.

There is no arrangement or understanding between Mr. Field and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Field and any of the Company's other directors or executive officers. Additional information about Mr. Field is provided below:

Mr. Field previously served as Vice President, Finance at Medical Facilities of America where he was responsible for directing and communicating all aspects of finance, accounting and treasury operations. Prior to Medical Facilities of America, Mr. Field worked at KPMG after beginning his career at Central Maine Healthcare. Mr. Field is a certified public accountant and holds a BS degree in business administration with an accounting emphasis from University of Southern Maine.

Mr. Field's initial salary will be $210,000; however, any performance or incentive compensation will not be determined until the time he assumes the position of Chief Financial Officer.

A copy of the Company's press release announcing Mr. Field's hire is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

99.1	RGC Resources, Inc. Names Chief Financial Officer Press Release dated January 12, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: January13, 2022	By:	/s/ Lawrence T. Oliver
Lawrence T. Oliver
Vice President, Interim Chief Financial Officer, Corporate Secretary and Treasurer